Exhibit 99

Marine Products Corporation Announces Date for

First Quarter 2020 Financial Results and Conference Call

ATLANTA, April 9, 2020 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the first quarter ended March 31, 2020 on Wednesday, April 29, 2020 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, April 29, 2020 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (800) 458-4121 or (856) 344-9290 for international callers and use conference ID number 7335339. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) is a leading manufacturer of fiberglass boats under three brand names: Chaparral, Robalo and Vortex. Chaparral’s sterndrive models include SSi and SSX, along with the Chaparral Surf Series. Chaparral’s outboard offerings include various models, such as OSX Luxury Sportboats, the 257 SSX, and SunCoast Sportdecks. Robalo builds an array of outboard sport fishing boats, which include center consoles, dual consoles and Cayman Bay Boat models. Chaparral also offers jet powered boats under the Vortex brand name. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at MarineProductsCorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com